UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.

Entry Into a Material Definitive Agreement.

On May 23, 2019, Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, a “Purchaser” and together, the “Purchasers”) providing for the sale by the Company of up to 1,317,060 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and the Warrants (as defined below) for an aggregate purchase price of $4.895 per share.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 45 days after the date of the Purchase Agreement and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the date of the Purchase Agreement, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Company also agreed to issue to each Purchaser unregistered warrants (the “Warrants”) to purchase up to 100% of the number of Shares of common stock purchased by such Purchaser in a concurrent private placement. The Warrants provide for the issuance of up to an aggregate of 1,317,060 Shares of common stock upon exercise. Subject to certain ownership limitations described in the Warrants, the Warrants are exercisable beginning on the date of their issuance until November 29, 2024 at an initial exercise price equal to $5.00. The exercise price of the Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants. The Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Warrants. The Warrants may be exercisable on a “cashless” basis while there is no effective registration statement or current prospectus available for the shares of Common Stock issuable upon exercise of the Warrants. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the Warrants will be automatically exercised via cashless exercise.

The net proceeds of the offering and the private placement are approximately $5.5 million, after deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from this offering to fund research and development of its lead product candidate, TSC, including clinical trial activities and general corporate purposes.

The issuance of the Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

The Company also entered into an engagement letter (the “Engagement Letter”) on May 3, 2019 with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent or underwriter for any offering of securities of the Company. The Company has agreed to pay Wainwright an aggregate fee equal to 8% of the gross proceeds received by the Company from such offering as well as a management fee equal to 1.0% of the gross proceeds of each closing raised by the offering and certain other expenses. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in such offerings (the “Wainwright Warrant”). The Engagement Letter has tail period of twelve (12) months and indemnity and other customary provisions for transactions of this nature. The Wainwright Warrant has substantially the same terms as the Warrants, except that the Wainwright Warrants will have an exercise price equal to 125% of the per share purchase price and will have a term of 5 years from the effective date of the offering. The Company will also pay Wainwright a reimbursement for non-accountable expenses in the amount of $25,000 and a reimbursement for legal fees and expenses of the placement agent in the amount of up to $100,000.

The issuance of the Wainwright Warrant was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

The foregoing is only a brief description of the Purchase Agreement, the Warrant, the Engagement Letter and the Wainwright Warrant and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Purchase Agreement, the Warrant, and the Wainwright Warrant and the Engagement Letter, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Dechert LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 7.01.

Regulation FD Disclosure.

On May 24, 2019, the Company issued a press release announcing the offering and the private placement. On May 28, 2019, the Company issued a press release announcing the closing of the offering and the private placement. Copies of such releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed not incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Warrant
Exhibit 4.2	Form of Placement Agent Warrant
Exhibit 5.1	Opinion of Dechert LLP
Exhibit 10.1	Form of Securities Purchase Agreement, dated May 23, 2019, by and among the Company and the purchasers party thereto
Exhibit 10.2	Engagement Letter, dated May 3, 2019, between the Company and H.C. Wainwright & Co., LLC
Exhibit 23.1	Consent of Dechert LLP (included in Exhibit 5.1)
Exhibit 99.1	Press release issued May 23, 2019
Exhibit 99.2	Press release issued May 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2019	DIFFUSION PHARMACEUTICALS INC.

By: /s/ David G. Kalergis Name: David G. Kalergis Title: Chief Executive Officer